UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2008

ACTEL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2061 Stierlin Court, Mountain View, California		94043-4655
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-318-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2008, the Compensation Committee of the Board of Directors of the Company (the "Committee") approved the terms of the 2008 Key Employee Incentive Plan (the "Bonus Program"), which applies to officers (including Section 16(b) executive officers) and key employees of the Company. The design of the Bonus Program is similar to the Company’s bonus programs in prior years, with incentive cash payments based on the achievement at specified levels of financial performance and individual performance.

Under the terms of the Bonus Plan, the bonus pool is based on two variables reflecting corporate financial performance: revenues and non-GAAP profits before tax (PBT). No bonuses are paid if a minimum threshold for PBT is not met, and total bonus payments may not exceed the maximum threshold of 12.8% PBT. The bonus pool for officers is subject to an additional adjustment, ranging from 80% to 120%, based on the Company’s performance relative to its four direct competitors.

Under the Bonus Program, each officer and key employee is assigned a theoretical target bonus level, expressed as a percent of annual salary and based on grade level, if the Company were to make 100% of its internal financial plan. The theoretical target bonus levels range from 90% for the Chief Executive Officer (CEO) and 60% for other Section 16 executive officers to 10% for key employees at grade level 9. The Committee intends for the theoretical target bonus levels to be competitive with target bonuses for similar positions reported in independent, third-party published surveys.

However, the size of the bonus pool under the Bonus Program effectively limits the actual target bonus levels to approximately 27% of the theoretical target bonus levels. If the Company were to make 100% of its internal financial plan, the actual target bonus levels under the Bonus Program range from 24% of annual salary for the CEO and 16% of annual salary for other Section 16 executive offices to 3% of annual salary for key employees at grade level 9. The actual bonus levels could be higher than these actual bonus target levels if the Company were to make 100% of its internal financial plan (or, in the case of the CEO and other officers, the Company’s performance were better than three or all four of its direct competitors).

The bonus payout calculation for key employees is subject to a performance adjustment. In addition, the CEO has the discretion to reduce or reallocate the bonuses of officers, and officers have the discretion to reduce or reallocate the bonuses of key employees in their departments, based on individual performance.

The Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any officer or key employee, and the Committee retains the discretion to reduce or refuse to authorize any awards under the Bonus Program despite the attainment of the specified objectives.

The above description is qualified in its entirety by reference to the summary of our 2008 Key Employee Incentive Plan attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number Description
-------------- -----------
99.1 Summary of 2008 Key Employee Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

March 17, 2008	By:	Jon A. Anderson

Name: Jon A. Anderson
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Summary of 2008 Key Employee Incentive Plan